As filed with the Securities and Exchange Commission on August 30, 2007
Registration Number: 333-118574

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
(Post-Effective Amendment No. 2)

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of Registrant as specified in Charter)

Delaware	22-2497491
(State of Incorporation)	(I.R.S. Employer I.D. Number)

21 West 39th Street, Suite 2A, New York, NY 10018
(Address of Principal Executive Offices)

   2004 EQUITY INCENTIVE PLAN
(Full Title of Plan)

SHARON XIAORONG TANG
Advanced Battery Technologies, Inc.
121 West 39th Street, Suite 2A
New York, NY 10018
     (212) 391-2752
(Name, Address and Telephone Number of Agent for Service)

Copy to:
ROBERT BRANTL, ESQ.
52 Mulligan Lane
Irvington, NY 10533
(914) 693-3026

On April 24, 2006 the offering of shares pursuant to this Registration Statement was terminated.  All of the shares registered in this Registration Statement were issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Advanced Battery Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York on the 30th day of August, 2007.

ADVANCED BATTERY TECHNOLOGIES, INC.

By: /s/ Zhiguo Fu
Zhiguo Fu, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 30, 2007.

/s/ Zhiguo Fu
Zhiguo Fu, Director,
Chief Executive Officer

s/ Sharon Xiaorong Tang
Sharon Xiaorong Tang
Chief Financial and Accounting Officer

/s/ Guohua Wan
Guohua Wan, Director

/s/ Guopeng Gao
Guopeng Gao, Director

/s/ Hongjun Si
Hongjun Si, Director

/s/ Liqui Bai
Liqui Bai, Director

/s/ John McFadden
John McFadden, Director

_____________________________
Yulin Hao, Director

_____________________________
Ning Li, Director

_____________________________
Shaoqiu Xia, Director

_____________________________
Shiyan Yang, Director

_____________________________
Cosimo J. Patti, Director